FORM OF

                             DISTRIBUTOR'S CONTRACT

      Each Massachusetts Business Trust (Trust) designated in Appendix 2 from time to time, acting severally, and Liberty Funds Distributor, Inc. (LFDI), a Massachusetts corporation, agree effective October , 1998:

      1. APPOINTMENT OF LFDI. The Trust may offer an unlimited number of separate investment series (Funds), each of which may have multiple classes of shares (Shares). The Trust appoints LFDI as the principal underwriter and distributor of Shares of Funds designated in Appendix 2 (which appointment shall be exclusive except as provided in Section 2(b) below). The Contract will apply to each Fund as set forth on Appendix 2 as it may be amended from time to time with the latest effective date and signed.

      2.  SALE OF SHARES.

      a. LFDI's Right to Purchase Shares From the Fund. LFDI, acting as principal for its own account and not as agent for the Trust, shall have the right to purchase Shares and shall sell Shares in accordance with a Fund's prospectus on a "best efforts" basis. LFDI shall purchase Shares at a price equal to the net asset value only as needed to fill orders. LFDI will receive all sales charges. LFDI will notify the Trust at the end of each business day of the Shares of each Fund to be purchased.

      b. Appointment of Agent for Certain Sales of Shares at Net Asset Value. The Trust may at any time designate its shareholder servicing, transfer and dividend disbursing agent as its agent to accept orders for (i) Class A Shares of the Funds at net asset value or (ii) Class I Shares or (iii) Class Z Shares in either case from individuals or entities that are entitled to purchase such shares as provided in the Trust's prospectus, and to issue Shares directly to such purchasers.

      c. Refusal to Sell Shares; Direct Issue of Shares. The Trust may at any time (i) refuse to sell Shares hereunder or (ii) issue Shares directly to shareholders as a stock split or dividend.


      3. REDEMPTION OF SHARES. The Trust will redeem in accordance with a Fund's prospectus all Shares tendered by LFDI pursuant to shareholder redemption requests. LFDI will notify the Trust at the end of each business day of the Shares of each Fund tendered.

      4. COMPLIANCE. LFDI will comply with applicable provisions of the prospectus of a Fund and with applicable laws and rules relating to the sale of Shares and indemnifies the Trust for any damage or expense from unlawful acts by LFDI and persons acting under its direction or authority.

      5. EXPENSES. The Trust will pay all expenses associated with:

         a.   the registration and qualification of Shares for sale;

         b.   shareholder meetings and proxy solicitation;

         c.   Share certificates;

         d.   communications to shareholders; and

         e. taxes payable upon the issuance of Shares to LFDI.

LFDI will pay all expenses associated with advertising and sales literature including those of printing and distributing prospectuses and shareholder reports, proxy materials and other shareholder communications used as sales literature.

      6. 12b-1 PLAN. Except as indicated in Appendix 1 which may be revised from time to time, dated and signed, this Section 6 constitutes each Fund's distribution plan (Plan) adopted pursuant to Rule 12b-1 (Rule) under the Investment Company Act of 1940 (Act).

               A. The Fund* shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class A, B and C Shares on the 20th of each month and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C Shares. Each of the Funds identified on Appendix 1 as having a Class E share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class E Shares on the 20th of each month and a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class E Shares. Each of the Funds identified on Appendix 1 as having a Class F share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class F Shares on the 20th of each month and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class F Shares. Each of the Funds identified on Appendix 1 as having a Class G share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class G Shares on the 20th of each month and a distribution fee at the annual rate of 0.10% of the average daily net assets of its Class G Shares outstanding less than five years from the date of purchase and 0.25% of the average daily net assets of its Class G Shares outstanding for five years or more. Each of the Funds identified on Appendix 1 as having a Class H share 12b-1 Plan shall pay LFDI monthly a service fee at the annual rate of 0.25% of the net assets of its Class H Shares on the 20th of each month and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class H Shares. LFDI may use the service and distribution fees received from the Fund as reimbursement for commissions and service fees paid to financial service firms which sold Fund Shares and to defray other LFDI distribution and shareholder servicing expenses, including its expenses set forth in Paragraph 5, and may retain as compensation for its services hereunder the amount, if any, by which such fees exceed such expenses. LFDI shall provide to the Trust's
         Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

               B. Payments by the Trust to LFDI and its affiliates (including Colonial Management Associates, Inc.) other than any prescribed by
         Section 6A which may be indirect financing of distribution costs are authorized by this Plan.

               C. The Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to a Class of Shares at any time as provided in the Rule without payment of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

      7. CONTINUATION, AMENDMENT OR TERMINATION. This Contract (a) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (b) shall continue in effect only so long as specifically approved at least annually by the Trustees or shareholders of the Trust and (c) may be amended at any time by written agreement of the parties, each in accordance with the Act. This Contract (a) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and (b) may be terminated upon 60 days notice without penalty by a vote of the Trustees or by LFDI or otherwise in accordance with the Act and will terminate immediately in the event of assignment (as defined under the Act). Upon termination the obligations of the parties under this Contract shall cease except for unfulfilled obligations and liabilities arising prior to termination. All notices shall be in writing and delivered to the office of the other party.

      8. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing the Trust is filed with the Secretary of The Commonwealth of Massachusetts. This Contract is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the Fund.

Agreed:

EACH TRUST DESIGNATED IN APPENDIX 2           LIBERTY FUNDS DISTRIBUTOR, INC.



By:                                         By:
  , Secretary For Each Trust                    , Managing Director

                                   APPENDIX 1

THE FOLLOWING IS APPLICABLE TO THE DESIGNATED FUND'S 12b-1 PLAN:

1. For Colonial Money Market Fund and Colonial Municipal Money Market Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.25% of the net assets of its Class B and C Shares on the 20th of each month and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

2. For Colonial California Tax-Exempt Fund, Colonial Connecticut Tax-Exempt Fund, Colonial Florida Tax-Exempt Fund, Colonial Massachusetts Tax-Exempt Fund, Colonial Michigan Tax-Exempt Fund, Colonial Minnesota Tax-Exempt Fund, Colonial New York Tax-Exempt Fund, Colonial North Carolina Tax-Exempt Fund and Colonial Ohio Tax-Exempt Fund the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly (i) a service fee at the annual rate of (A) 0.10% of the net assets attributable to its Class A and Class B Shares outstanding as of the 20th day of each month which were issued prior to December 1, 1994, and (B) 0.25% of the net assets attributable to its Class A, B and C Shares outstanding as of the 20th day of each month which were issued on or after December 1, 1994, and (ii) a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

3. For The Colonial Fund and Colonial Select Value Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to April 1, 1989, and 0.25% of the net assets on the 20th of each month of its Class A, B and C Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

4. For Colonial Strategic Income Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.15% of the net assets on the 20th of each month of its Class A and B Shares outstanding which were issued prior to January 1, 1993, and 0.25% of the net assets on the 20th of each month of its Class A, B and C Shares issued thereafter, and a distribution fee at an annual rate of 0.75% of the average daily net assets of its Class B and C Shares."

5. For Colonial Short Duration U.S. Government Fund and Colonial Intermediate Tax-Exempt Fund, the first sentence of Section 6A is replaced with: "The Fund shall pay LFDI monthly a service fee at an annual rate of 0.20% of the net assets on the 20th of each month of its Class A, B and C Shares and a distribution fee at an annual rate of 0.65% of the average daily net assets of its Class B and C Shares."

6. For Colonial Strategic Balanced Fund, the following sentence is added as the second sentence of Section 6A: " The Fund shall also pay LFDI an annual distribution fee not exceeding 0.30% of the average net assets attributed to its Class A Shares."

7.  Newport  Tiger  Fund  does not  offer a 12b-1  plan for  Class T and Class Z
    Shares.

8. Colonial Small Cap Value Fund, Colonial U.S. Stock Fund, The Colonial Fund, Newport Tiger Cub Fund and Newport Japan Opportunities Fund do not offer a 12b-1 plan for Class Z Shares.

9. The Funds with Class E, Class F, Class G and Class H share 12b-1 Plans are as follows: Stein Roe Advisor Tax-Managed Growth Fund.

10. Crabbe Huson Small Cap Fund, Crabbe Huson Income Fund, Crabbe Huson Equity Fund and Crabbe Huson Asset Allocation Fund do not offer a 12b-1 plan for Class I shares.

Dated: October    , 1998



By:
                          , Secretary For Each Trust



By:
                         , Managing Director
       Liberty Funds Distributor,Inc.

                                                APPENDIX 2

Trust                                        Series



Colonial Trust I

                  Colonial High Yield Securities Fund

                  Colonial Income Fund

                  Colonial Strategic Income Fund

                  Stein Roe Advisor Tax-Managed Growth Fund

Colonial Trust II

                  Colonial Money Market Fund

                  Colonial Intermediate U.S. Government Fund

                  Colonial Short Duration U.S. Government Fund

                  Newport Tiger Cub Fund

                  Newport Japan Opportunities Fund

                  Newport Greater China Fund

Colonial Trust III

                  Colonial Select Value Fund

                  The Colonial Fund

                  Colonial Federal Securities Fund

                  Colonial Global Equity Fund

                  Colonial International Horizons Fund

                  Colonial Strategic Balanced Fund

                  Colonial Global Utilities Fund

                  The Crabbe Huson Special Fund

                  Crabbe Huson Income Fund

                  Crabbe Huson Equity Fund

                  Crabbe Huson Real Estate Investment Fund

                  Crabbe Huson Asset Allocation Fund

                  Crabbe Huson Small Cap Fund

                  Crabbe Huson Oregon Tax-Free Fund

Colonial Trust IV

                  Colonial High Yield Municipal Fund

                  Colonial Intermediate Tax-Exempt Fund

                  Colonial Tax-Exempt Fund

                  Colonial Tax-Exempt Insured Fund

                  Colonial Municipal Money Market Fund

                  Colonial Utilities Fund

Colonial Trust V

                  Colonial Massachusetts Tax-Exempt Fund

                  Colonial Connecticut Tax-Exempt Fund

                  Colonial California Tax-Exempt Fund

                  Colonial Michigan Tax-Exempt Fund

                  Colonial Minnesota Tax-Exempt Fund

                  Colonial New York Tax-Exempt Fund

                  Colonial North Carolina Tax-Exempt Fund

                  Colonial Ohio Tax-Exempt Fund

                  Colonial Florida Tax-Exempt Fund

Colonial Trust VI

                  Colonial U.S. Stock Fund

                  Colonial Small Cap Value Fund

                  Colonial Aggressive Growth Fund

                  Colonial Equity Income Fund

                  Colonial International Equity Fund

                  Newport Asia Pacific Fund

Colonial Trust VII

                  Newport Tiger Fund



By:
                                , Secretary For Each Trust





By:
                                   , Managing Director
       Liberty Funds Distributor, Inc.

Dated: October      , 1998

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* Except as indicated in Appendix 1.